                                                                     EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


        Align-Rite International, Inc. is incorporated in the State of California.

        The following table, in which an indentation indicates a parent-subsidiary relationship, shows the Company's subsidiaries as of March 31, 1997, the percentage of their voting securities then owned by the Company or the subsidiary's immediate parent, and the jurisdiction under which each subsidiary is incorporated. These subsidiaries are included in the Company's consolidated financial statements.

                                                                   PERCENTAGE
                                                                   OF VOTING
                                         JURISDICTION           SECURITIES OWNED
                                              OF                   BY COMPANY
                                         INCORPORATION           OR SUBSIDIARY
                                         -------------          ----------------
Align-Rite International Limited ....... United Kingdom               100
  Align-Rite Limited ................... United Kingdom               100
  Align-Rite Corporation ............... Nevada, USA.                 100